UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5171 Clareton Drive Agoura Hills, CA	91301
(Address of principal executive offices)	(Zip Code)

(818) 706-3525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 4, 2008, DTS, Inc. (the “Company”), DTS Digital Images, Inc. (“DI”), and Reliance Big Entertainment Private Limited (“Reliance”), entered into a Stock Purchase Agreement (the “Agreement”) providing for the sale of DI by the Company to Reliance.  The sale was consummated the same day.  Pursuant to the terms of the Agreement, the Company received cash consideration of approximately $7.5 million.  The Agreement contains customary representations, warranties and covenants.

DI is engaged in the business of digital restoration and enhancement of moving pictures.  There is no material relationship, other than in respect of the Agreement, between the Company and its affiliates, or any director or officer of the Company, or any associate of any such director or officer on the one hand, and Reliance on the other hand.

This summary description of the Agreement and the transaction is not complete and is qualified in its entirety by the complete text of the Agreement, a copy of which is being filed as Exhibit 10.75 to this Report on Form 8-K and is incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets

The information set forth above in response to Item 1.01 is incorporated in its entirety herein.

Item 8.01               Other Events

On April 8, 2008, the Company filed a press release announcing  its entry into the Agreement and the consummation of the transaction.  A copy of this press release is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(b)           Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet is based upon and should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company.

The results of operations of DI had been classified as a discontinued operation for all periods presented in the audited historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). Accordingly, there are no pro forma adjustments to continuing operations necessary to reflect the Company’s sale of DI, and as such, the Company has not included a pro forma statement of operations in this Item 9.01(b).

The unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2007 gives effect to the closing of the transaction contemplated by the Agreement. In accordance with SFAS 144, the assets and liabilities of DI were classified as held for sale on the Company’s consolidated balance sheet from March 31, 2007 in the Company’s Quarterly Report on Form 10-Q through December 31, 2007 in the Company’s Annual Report on Form 10-K.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2007 has been prepared as if the sale of DI had been consummated on December 31, 2007 and is based upon currently available information, estimates and assumptions that are deemed appropriate by the Company’s management. The unaudited pro forma condensed consolidated balance sheet may be subject to adjustments based on the actual carrying value of net assets sold at the date of closing, among other considerations, and is not necessarily indicative of the results that would have been reported had such transaction actually occurred on the date specified, nor is it necessarily indicative of our future financial condition.

The unaudited pro forma condensed consolidated balance sheet is prepared in accordance with Article 11 of Regulation S-X, and is based on and should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto of the Company.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2007

(UNAUDITED - AMOUNTS IN THOUSANDS)

DTS, Inc.

Pro Forma Consolidated Balance Sheet

	As	Disposition
	Reported	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$35,523	$7,500	(A)	$43,023
Short-term investments	49,879			49,879
Accounts receivable, net	8,675			8,675
Deferred income taxes	8,776	(2,252	) (B)(C)	6,524
Prepaid expenses and other current assets	1,342			1,342
Income taxes receivable, net	2,085	(864	) (D)	1,221
Assets of discontinued operations held for sale	8,629	(1,249	) (C)	7,380
Total current assets	114,909	3,135		118,044
Property and equipment, net	5,861			5,861
Intangible assets, net	2,387			2,387
Deferred income taxes	8,584	(937	) (B)(C)	7,647
Other assets	3,019			3,019
Assets of discontinued operations held for sale	3,457	(1,223	) (C)	2,234
Total assets	$138,217	$975		$139,192

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,068			$1,068
Accrued expenses and other current liabilities	6,118			6,118
Liabilities of discontinued operations held for sale	7,503	(417	) (C)	7,086
Total current liabilities	14,689	(417)		14,272
Other long-term liabilities	2,242			2,242
Liabilities of discontinued operations held for sale	474			474

Stockholders’ equity:
Common stock and additional paid-in capital	140,010			140,010
Treasury stock, at cost	(22,670)			(22,670)
Accumulated other comprehensive income	193			193
Retained earnings	3,279	1,392	(E)	4,671
Total stockholders' equity	120,812	1,392		122,204

Total liabilities and stockholders’ equity	$138,217	$975		$139,192

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated balance sheet.

NOTE 1 – BASIS OF PRESENTATION

Historical financial information of the Company as of December 31, 2007 has been derived from audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

NOTE 2 – PRO FORMA BALANCE SHEET ADJUSTMENTS

(A) To reflect the total cash proceeds received from the sale of DI of $7.5 million.

(B) At December 31, 2007, the form of transaction for the sale of DI was uncertain and therefore these deferred tax assets were accounted for in continuing operations, as they would have been retained by the Company had the DI transaction been structured as an asset sale.

(C) To reflect the elimination of the assets sold and liabilities disposed of pursuant to the Agreement based on the balances recorded as of December 31, 2007.

(D) To reflect the income taxes payable related to the estimated change to the adjustment of carrying value of assets held for sale.

(E) To reflect the estimated change to the adjustment of carrying value of assets held for sale, net of tax.

(d)           Exhibits

10.75       Stock Purchase Agreement, dated April 4, 2008, among DTS, Inc., DTS Digital Images, Inc., and Reliance Big Entertainment Private Limited

99.1         Press release dated April 8, 2008 of DTS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: April 10, 2008
/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President,
Finance and Chief
Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description
10.75	Stock Purchase Agreement, dated April 4, 2008, among DTS, Inc., DTS Digital Images, Inc., and Reliance Big Entertainment Private Limited
99.1	Press release dated April 8, 2008 of the Company .